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                                                                    EXHIBIT 99.1
                                                                    ------------

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
   PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


The undersigned, John C. Rossler, President and Chief Executive Officer of Value City Department Stores, Inc. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended August 3, 2002 (the "Report").

The undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 12th day of September, 2002.



/s/ John C. Rossler
-------------------------------------
John C. Rossler
President and Chief Executive Officer